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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3) and related Prospectus of VERITAS Software Corporation for the registration of 8,158,300 shares of Common Stock and to the incorporation by reference therein of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

San Jose, California
June 1, 1998